Exhibit 99.1
CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
The pro forma consolidated financial statements of Corporate Property Associates 16 — Global Incorporated (“CPA®:16 — Global”), which are unaudited, have been prepared based on the historical financial statements of CPA®:16 — Global. The pro forma consolidated balance sheet of CPA®:16 — Global as of December 31, 2010 has been prepared as if its acquisition of Corporate Property Associates 14 Incorporated (“CPA®:14”) in exchange for cash and CPA®:16 — Global’s shares (the “Merger”) had occurred on December 31, 2010. The pro forma consolidated balance sheet also includes pro forma adjustments for events subsequent to December 31, 2010, including CPA®:14’s special dividend, certain debt transactions and the disposition of certain properties prior to CPA®:14’s acquisition by CPA®:16 — Global.
The pro forma consolidated statement of operations for the year ended December 31, 2010 has been prepared as if the acquisition of CPA®:14 had occurred on January 1, 2010. The pro forma consolidated statement of operations also gives effect to events subsequent to December 31, 2010, as described above, as though such activity had occurred as of January 1, 2010 and to the impact of the Merger on revenues and expenses. Pro forma adjustments are intended to reflect what the effect would have been had CPA®:16 — Global acquired CPA®:14 as of January 1, 2010, less amounts that have been recorded in the historical consolidated statements of operations; however, certain information, such as fair value, is still preliminary and subject to further revision. In management’s opinion, all material adjustments necessary to reflect the effects of the acquisition of CPA®:14 by CPA®:16 — Global have been presented.
The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of CPA®:16 — Global included in its Report on Form 10-K for the year ended December 31, 2010 and filed on March 31, 2011. The pro forma information is unaudited and is not necessarily indicative of the financial condition or results of operations had the acquisition of CPA®:14 occurred on January 1, 2010 or on any particular date in the future, nor is it necessarily indicative of the financial position, cash flows or results of operations of future periods.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of December 31, 2010
(In thousands)

											Pro Forma
	CPA®: 16 - Global			CPA®: 14							Adjustments
		Pro Forma
		Adjustments			Pro Forma Adjustments
													CPA®: 16 -
		Transaction							Transaction				Global Pro
		Costs and			Debt		Special	Fair Value	Costs and				Forma
	Historical(1)	Other(6)	As Adjusted	Historical(1)	Transactions(2)	Dispositions(3)	Dividend(4)	Adjustments(5)	Other(6)	As Adjusted	Equity(7)	Line of Credit(8)	Consolidated
Assets
Investments in real estate:
Real estate, at cost	$1,730,421		$1,730,421	$1,161,139		$(159,816)		$(297,808)		$703,515			$2,433,936
Operating real estate, at cost	84,772		84,772										84,772
Accumulated depreciation	(155,580)		(155,580)	(221,824)		45,689		176,135		—			(155,580)

Net investments in properties	1,659,613		1,659,613	939,315		(114,127)		(121,673)		703,515			2,363,128
Assets held for sale	440		440	18,913		(18,913)				—			440
Net investment in direct financing leases	318,233		318,233	107,352				54,057		161,409			479,642
Equity investments in real estate	149,614		149,614	105,767	$4,908	(26,132)		49,352		133,895			283,509

Net investments in real estate	2,127,900		2,127,900	1,171,347	4,908	(159,172)		(18,264)		998,819			3,126,719
Notes receivable	55,504		55,504										55,504
Cash and cash equivalents	59,012	$(8,842)	50,170	124,693	(36,582)	126,670	$(90,367)		$(22,431)	101,983	$(322,996)	$227,144	56,301
Intangible assets, net	149,082		149,082	56,912		(5,486)		423,510		474,936			624,018
Other assets, net	46,461		46,461	69,029		(5,939)		(29,875)	9	33,224		3,534	83,219

Total assets	$2,437,959	$(8,842)	$2,429,117	$1,421,981	$(31,674)	$(43,927)	$(90,367)	$375,371	$(22,422)	$1,608,962	$(322,996)	$230,678	$3,945,761

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,369,248		$1,369,248	$689,264	$(31,674)	$(116,221)		$2,643		$544,012		$(68,510)	$1,844,750
Line of credit												302,000	302,000
Accounts payable, accrued expenses and other liabilities	30,875		30,875	14,048		(1,871)				12,177			43,052
Prepaid and deferred rental income and security deposits	57,095		57,095	26,764		(2,948)		18,174		41,990			99,085
Due to affiliates	7,759		7,759	13,183					$(6,070)	7,113			14,872
Distributions payable	20,826		20,826	17,463						17,463			38,289

Total liabilities	1,485,803		1,485,803	760,722	(31,674)	(121,040)		20,817	(6,070)	622,755		233,490	2,342,048

Redeemable noncontrolling interests	21,805		21,805										21,805

Equity:
Common stock	135		135	96					3	99	$(28)		206
Additional paid-in capital	1,216,565		1,216,565	949,791					35,556	985,347	(348,082)		1,853,830
Distributions in excess of accumulated earnings	(275,948)	$(8,842)	(284,790)	(192,995)		73,352	$(90,367)	345,922	(51,911)	84,001	(77,784)	(2,812)	(281,385)
Accumulated other comprehensive income	(8,460)		(8,460)	4,515						4,515	(4,515)		(8,460)
Less, treasury stock at cost	(81,080)		(81,080)	(107,413)						(107,413)	107,413		(81,080)

Total shareholders’ equity	851,212	(8,842)	842,370	653,994		73,352	(90,367)	345,922	(16,352)	966,549	(322,996)	(2,812)	1,483,111
Noncontrolling interests	79,139		79,139	7,265		3,761		8,632		19,658			98,797

Total equity	930,351	(8,842)	921,509	661,259		77,113	(90,367)	354,554	(16,352)	986,207	(322,996)	(2,812)	1,581,908

Total liabilities and equity	$2,437,959	$(8,842)	$2,429,117	$1,421,981	$(31,674)	$(43,927)	$(90,367)	$375,371	$(22,422)	$1,608,962	$(322,996)	$230,678	$3,945,761

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the year ended December 31, 2010
(In thousands, except share and per share amounts)

		CPA®:14						Pro Forma Adjustments
			Pro Forma Adjustments
	CPA®:16 -				Fair Value and				Asset	CPA ®:16 - Global
	Global		Debt		Other		CPA®:14		Management	Pro Forma
	Historical(1)	Historical(1)	Transactions(2)	Dispositions(3)	Adjustments(4)		As Adjusted	Line of Credit(5)	Fees(6)	Consolidated

Revenues
Rental income	$153,755	$133,779		$(16,812)	$(16,815)	(a)	$100,152			$253,907
Interest income from direct financing leases	27,101	13,744			(1,837)	(b)	11,907			39,008
Interest income on notes receivable	25,955	—								25,955
Other real estate income	24,815	—								24,815
Other operating income	3,133	9,753		(163)			9,590			12,723

	234,759	157,276	—	(16,975)	(18,652)		121,649	—	—	356,408

Operating expenses
Depreciation and amortization	(48,706)	(30,118)		4,761	(36,172)	(c)	(61,529)			(110,235)
Property expenses	(29,280)	(31,658)		4,610			(27,048)		$20,853	(35,475)
Other real estate expenses	(18,697)	—								(18,697)
General and administrative	(10,423)	(8,105)		20	1,319	(d)	(6,766)			(17,189)
Impairment charges	(9,808)	(8,460)		4,725	3,735	(e)				(9,808)

	(116,914)	(78,341)	—	14,116	(31,118)		(95,343)	—	20,853	(191,404)

Other Income and Expenses
Income from equity investments in real estate	17,573	20,616	$425	(3,767)	(3,183)	(f)	14,091			31,664
Other interest income	268	1,738					1,738			2,006
Gain on sale of real estate	—	351					351			351
Other income and (expenses)	88	(1,777)					(1,777)			(1,689)
Interest expense	(79,225)	(50,998)	$2,656	7,259	1,106	(g)	(39,977)	$(5,817)		(125,019)

	(61,296)	(30,070)	3,081	3,492	(2,077)		(25,574)	(5,817)	—	(92,687)

Income before income taxes	56,549	48,865	3,081	633	(51,847)		732	(5,817)	20,853	72,317
Provision for income taxes	(4,847)	(3,084)		241	—		(2,843)			(7,690)

Income from continuing operations	51,702	45,781	3,081	874	(51,847)		(2,111)	(5,817)	20,853	64,627
(Income) loss from continuing operations attributable to noncontrolling interests	(23,701)	(2,832)		897	1,263	(h)	(672)			(24,373)

Income (loss) from continuing operations attributable to shareholders	$28,001	$42,949	$3,081	$1,771	$(50,584)		$(2,783)	$(5,817)	$20,853	$40,254

Basic earnings per share (7):
Income from continuing operations attributable to shareholders	$0.23	$0.49								$0.21

Weighted average shares outstanding — basic	124,631,975	86,757,502								195,752,659

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
Pro Forma Consolidated Balance Sheet
1.
Historical — These amounts are derived from the historical audited consolidated balance sheets of CPA®:16 — Global and CPA®:14 as of December 31, 2010, included in their respective Reports on Form 10-K for the year ended December 31, 2010.

2.
Debt Transactions — Subsequent to December 31, 2010 and prior to the Merger, CPA®:14 paid off non-recourse mortgage debt totaling $51.7 million, all of which had matured or was scheduled to mature during 2011 and 2012. CPA®:14 refinanced $7.3 million of this debt with new non-recourse mortgage financing totaling $10.0 million and obtained non-recourse mortgage financing of $10.0 million on a previously unencumbered property. The new financings were assumed by CPA®:16 — Global and bear interest at a weighted average fixed rate of 6.4% and have terms ranging from 8.6 years to 10 years. In addition, CPA®:14 contributed $4.9 million to an unconsolidated venture in which CPA®:14 holds a 50% interest to pay off the venture’s maturing debt.

3.
Dispositions — Immediately prior to consummation of the Merger, CPA®:14 sold (i) selected properties, including an equity interest in a property accounted for under the equity method for $32.1 million (net of debt assumed totaling $89.2 million), to W. P. Carey & Co. LLC (“W. P. Carey”), which, together with certain of its affiliates, is the advisor of CPA®:14 and CPA®:16 — Global, and (ii) a portfolio of its interests in properties accounted for under the equity method for $57.5 million to Corporate Property Associates 17 — Global Incorporated (“CPA®:17 — Global”), an affiliate of CPA®:14 and CPA®:16 — Global. In addition, subsequent to December 31, 2010 and prior to the consummation of the Merger, CPA®:14 sold certain properties for an aggregate of $37.1 million (net of debt assumed totaling $27.0 million) to unrelated third parties. In connection with these dispositions, CPA®:14 recognized, for pro forma purposes, a net gain totaling $73.4 million derived as follows (in thousands):

	Disposition of Assets to:
	W. P. Carey	CPA ®:17 - Global	Third Parties	Total

Real estate	$152,190	$205,985	$64,150	$422,325
Debt assumed	(101,879)	(148,522)	(27,024)	(277,425)

Cash consideration paid for real estate	50,311	57,463	37,126	144,900
Less: amounts attributable to noncontrolling interests	(18,230)			(18,230)

	32,081	57,463	37,126	126,670
Historical carrying basis of assets and liabilities:
Real estate assets	(76,015)		(38,112)	(114,127)
Assets held for sale			(18,913)	(18,913)
Interest in equity investments	(1,159)	(24,973)	—	(26,132)
Net other assets acquired or written off	(5,273)		(6,151)	(11,424)
Mortgage notes payable assumed	89,197		27,024	116,221
Net other liabilities assumed or written off	1,209		3,609	4,818
Noncontrolling interest obligations assumed	(3,761)			(3,761)

	4,198	(24,973)	(32,543)	(53,318)

Pro forma net gain on disposition of real estate based on selling price	$36,279	$32,490	$4,583	$73,352

Consideration paid includes the pro rata share of equity investments sold as follows:
Appraised value of real estate	$22,130	$205,985		$228,115
Fair value of debt assumed	(16,620)	(148,522)		(165,142)

Cash consideration	$5,510	$57,463	$—	$62,973

Other amounts recognized in connection with the dispositions include:
Other assets written off	$4,011		$3,218	$7,229
Intangible liabilities written off	(443)			(443)

	$3,568	$—	$3,218	$6,786

4.
Special Dividend — In connection with the Merger, CPA®:14’s board of directors declared a $1.00 per share special cash distribution, or $90.4 million in the aggregate, based on pro forma shares outstanding of 90,366,732 as of December 31, 2010. Pro forma shares outstanding reflect 87,270,235 shares outstanding as of December 31, 2010, plus (i) termination fees paid to the advisor in the form of 2,717,138 shares of CPA®:14, as provided for in the Merger agreement between CPA®:14 and CPA®:16 — Global, and (ii) performance fees paid to the advisor in the form of 379,359 shares of CPA®:14 in the ordinary course of business subsequent to December 31, 2010.

5.	Fair Value Adjustments — CPA®:16 — Global has allocated the purchase price to the preliminary fair value of the net assets acquired and liabilities assumed as follows (in thousands):

Total value of CPA®:14 shares exchanged and acquired	$966,549

	Historical as
	Adjusted (i)	Adjustments	Acquired
Assets acquired:
Investments in real estate (ii)	$825,188	$(121,673)	$703,515
Net investment in direct financing leases (ii)	107,352	54,057	161,409
Equity investments in real estate (ii)	84,543	49,352	133,895
Cash and cash equivalents	101,983		101,983
Intangible assets, net (iii)	51,426	423,510	474,936
Other assets, net (iv)	63,099	(29,875)	33,224

	1,233,591	375,371	1,608,962
Liabilities assumed:
Non-recourse debt (v)	541,369	2,643	544,012
Accounts payable, accrued expenses and other liabilities	12,177		12,177
Prepaid and deferred rental income and security deposits (iv)	23,816	18,174	41,990
Due to affiliates	7,113		7,113
Distributions payable	17,463		17,463

	601,938	20,817	622,755

	631,653	354,554	986,207
Less: amounts attributable to noncontrolling interests	(11,026)	(8,632)	(19,658)

Net assets acquired	$620,627	$345,922	$966,549

(i)
Historical as Adjusted amounts include the Historical balance sheet of CPA®:14 and all pro forma adjustments related to the Debt Transactions, Dispositions, Special Dividend and Transaction Costs discussed in Notes 1-4 and Note 6.

(ii)
Acquired amounts reflect adjustments to record assets acquired and liabilities assumed by CPA®:16 — Global at their preliminary estimated fair value. The pro forma fair value of the real estate assets of CPA®:14 were determined by management, based in part on appraisals from an independent third-party valuation firm. The carrying values of non-real estate assets and liabilities, other than mortgage notes payable, are deemed to approximate their fair values.

(iii)	Intangible assets identified in the transaction have been allocated as follows (in thousands):

	Fair Value	Historical Cost	Net Adjustment
Intangible assets
In-place lease	$283,183	$27,464	$255,719
Above-market lease	191,753	23,962	167,791

	474,936	51,426	423,510
Below-market lease	(28,564)	(4,804)	(23,760)

Below-market leases are included in Prepaid and deferred rental income and security deposits on the pro forma consolidated balance sheet.

(iv)
Acquired amounts also reflect an adjustment to eliminate CPA®:14’s unamortized straight-line rents, deferred financing costs and liability for deferred rent. CPA®:14 leases that provide for non-contingent stated rent increases are required to be recast at the date of the transaction.

(v)
Acquired amounts also reflect an adjustment to reflect CPA®:14’s mortgage notes, which were assumed by CPA®:16 — Global in the Merger at their estimated fair value. The estimated fair value of fixed-rate debt instruments was evaluated using a discounted cash flow model with discount rates that take into account the credit of the tenants and changes in interest rates.

6.	Transaction Costs and Other — All transaction costs in connection with the Merger have been expensed. Transaction costs are comprised as follows (in thousands):

	CPA®:16 -
	Global	CPA®:14	Total
Subordinated termination fee payable to W. P. Carey (i)		$31,247	$31,247
Subordinated disposition fee payable to W. P. Carey (ii)		21,270	21,270
Subordinated performance fees paid to W. P. Carey (iii)		4,312	4,312
Other transaction costs payable to third parties (iv)	$8,842	1,161	10,003

	$8,842	$57,990	$66,832

(i)
A subordinated termination fee equal to 15% of the amount by which (i) the value of the properties on the date of the Merger (based on the most current valuation subject to certain adjustments), less the amount of all indebtedness collateralized by such properties, exceeded (ii) the total of the initial investor capital on the final closing date reduced by any redemptions and distributions plus an amount equal to the preferred return of 7% through the Merger date reduced by the total dividends paid by CPA®:14 from its inception through the Merger date, was paid upon consummation of the Merger. This fee was paid to the advisor in the form of 2,717,138 shares of CPA®:14, as provided for in the Merger agreement.

(ii)
The subordinated disposition fee included $6.1 million from sales of properties since inception but prior to the acquisition of properties by CPA®:16 — Global and, therefore, $6.1 million of such fees have been reflected in the historical balance sheet as a liability.

(iii)	Reflects the payment of performance fees to W. P. Carey for the period from January 1, 2011 to April 30, 2011, which were paid in the form of shares of CPA®:14 in lieu of cash.

(iv)	Includes legal, accounting and other transaction related costs.
7.	Equity — The changes in shareholders’ equity reflect the following (in thousands):

			Distributions	Accumulated
			in Excess of	Other		Total
	Common	Additional Paid-	Accumulated	Comprehensive	Treasury	Shareholders
	Stock	In Capital	Earnings	Income	Stock	Equity
Purchase of CPA®:14 shares	$(42)	$(443,954)				$(443,996)
Elimination of CPA®:14’s remaining pro forma equity	(57)	(541,393)	$(77,784)	$(4,515)	$107,413	(516,336)
Issuance of CPA®:16 - Global shares to merging shareholders	57	516,279				516,336
Issuance of CPA®:16 - Global shares to
W. P. Carey	14	120,986				121,000

Net adjustment	$(28)	$(348,082)	$(77,784)	$(4,515)	$107,413	$(322,996)

Pursuant to the agreement and plan of merger, dated as of December 13, 2010, between CPA®:14 and CPA®:16 — Global, shareholders of CPA®:14 were entitled to receive $11.50 per share, which is equal to the estimated net asset value (“NAV”) of CPA®:14 as of September 30, 2010. All CPA®:14 shareholders of record were entitled to receive a special cash distribution of $1.00 per share, to be paid by CPA®:14 immediately prior to the Merger, and the right to elect to receive $10.50 in merger consideration in either cash or 1.1932 shares of CPA®:16 — Global common stock, which equates to $10.50 based on the NAV per share of $8.80 as of September 30, 2010. The advisor calculated NAV per share for CPA®:14 and CPA®:16 — Global as of September 30, 2010. To make these calculations, the advisor relied in part on an estimate of the fair market value of real estate provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering our assets (also provided by a third party) as well as other adjustments. There are a number of variables that comprise this calculation, including individual tenant credits, lease terms, lending credit spreads, foreign currency exchange rates, and tenant defaults, among others.
An aggregate of 57,370,684 shares of CPA®:16 — Global common stock, having a preliminary estimated fair value of $516.3 million as of the closing date of the Merger, were issued in the Merger to shareholders of CPA®:14, including W. P. Carey. Shareholders of CPA®:14 who elected to receive cash in the Merger received a total of approximately $444.0 million in cash as merger consideration in exchange for 42,285,367 shares of CPA®:14 common stock. All shareholders of CPA®:14 received the $1.00 per share special cash distribution, totaling $90.4 million in the aggregate, from CPA®:14.

The pro forma adjustments described above reflect the actual CPA®:14 shares exchanged, and CPA®:16 — Global shares and cash paid as merger consideration, on May 2, 2011, the closing date of the Merger, in accordance with the Merger agreement. However, for purposes of this pro forma presentation and as required by accounting principles generally accepted in the United States, preliminary estimated fair value has been computed as of the closing date of the Merger by the advisor in a manner consistent with the methodology described above. The pro forma change in fair value subsequent to the September 30, 2010 valuation date through the closing date of the Merger reflects increases in fair value of the net assets of each of CPA®:14 and CPA®:16 — Global during that period, which were primarily attributable to changes in foreign exchange rates. The increases in each entity’s fair value reflected a slightly larger increase in the fair value of CPA®:14, the acquired entity, in comparison to the fair value of CPA®:16 — Global, the acquiring entity, resulting in a pro forma gain on acquisition of $6.2 million.
CPA ®:16 — Global required additional financing sources to pay shareholders of CPA®:14 that elected cash for their merger consideration. The sources of funds were comprised of $302.0 million of available cash under a new line of credit (see Note 8) and approximately $121.0 million in cash from W. P. Carey in return for the issuance of 13,750,000 shares of CPA®:16 — Global.
CPA®:14’s accumulated other comprehensive income represents cumulative foreign currency translation adjustments and unrealized gains and losses on marketable securities and derivative instruments. These translation adjustments and unrealized gains and losses will be eliminated in purchase accounting upon acquisition by CPA®:16 — Global.
8.
Line of Credit — Subsequent to the Merger, CPA ®: 16 — Global used approximately $71.3 million of its cash to defease mortgages with a fair value of approximately $68.5 million at December 31, 2010. The remaining cash was used to fund defeasance costs and prepayment penalties of approximately $2.8 million. CPA ®: 16 — Global borrowed $302.0 million under its new $320.0 million line of credit to redeem shareholders of CPA®:14 who elected to receive cash in the Merger.

CPA®:16 — Global entered into a new credit agreement with a group of lenders in connection with the Merger. The credit agreement provides for a senior secured credit facility in an amount of up to $320.0 million, with an option for CPA®:16 — Global to request an increase in the facility by an aggregate principal amount of up to $30.0 million, or a total credit facility of up to $350.0 million. Loans drawn under the credit agreement will bear interest at a rate per annum equal to the Eurodollar Rate plus 3.25%. The revolving credit facility is scheduled to mature on May 2, 2014, with an option for CPA®:16 — Global to extend the maturity date for an additional 12 months. The credit agreement contains customary affirmative and negative covenants and also requires CPA®:16 — Global to meet certain financial tests, including a minimum total equity value test, consolidated leverage ratio test and a consolidated fixed charge coverage ratio test. CPA®:16 — Global’s obligations under the credit agreement are secured by pledges of the equity of certain of its current and future subsidiaries that own a pool of unencumbered properties. As a result of its initial $302.0 million borrowing under the credit facility, CPA®: 16 — Global incurred $3.5 million of fees associated with arranging and establishing the facility, which are treated as deferred financing costs for pro forma purposes and will be amortized over the three-year life of the senior secured credit facility.

Pro Forma Consolidated Statement of Operations
1.
Historical — These amounts are derived from the historical audited statements of operations and income of CPA®:16 — Global and CPA®:14, respectively, for the year ended December 31, 2010 included in their respective Reports on Form 10-K for the year ended December 31, 2010.

2.
Debt Transactions — Subsequent to December 31, 2010, CPA®:14 paid off non-recourse mortgage debt totaling $51.7 million, all of which had matured or was scheduled to mature during 2011 and 2012. CPA®:14 refinanced $7.3 million of this debt with new non-recourse mortgage financing totaling $10.0 million and obtained non-recourse mortgage financing of $10.0 million on a previously unencumbered property. The new financing bears interest at a weighted average fixed rate of 6.4% and have terms ranging from 8.6 years to 10 years. In addition, CPA®:14 contributed $4.9 million to an unconsolidated venture in which CPA®:14 holds a 50% interest to pay off the venture’s maturing debt.

3.
Dispositions — Prior to consummation of the Merger and as provided for in the Merger agreement between CPA®:14 and CPA®:16 — Global, CPA®:14 sold three properties, including an equity interest in a property accounted for under the equity method, to W. P. Carey and a portfolio of its interests in the three properties accounted for under the equity method to CPA®:17 — Global. In addition, CPA®:14 sold certain properties to unrelated third parties. The adjustments reflect the historical results of operations of these properties for the year ended December 31, 2010. Income (loss) from continuing operations excludes gains (losses) from the sales of properties.

The results of operations also reflect the decrease in asset management and performance fees as a result of the disposition of properties to W. P. Carey and CPA®:17 — Global by CPA®:14. Prior to the Merger, the advisory agreements of CPA®:14 and CPA®:16 — Global each provided for the payment of combined asset management and performance fees of 1% per annum of average invested assets as defined in the agreements with the advisor. In connection with the Merger, CPA®:16 — Global entered into an amended and restated advisory agreement that provides for a reduction in the asset management fee from 1% of the property value of the assets under management to 0.5% and a new requirement for a distribution of 10% of the available cash of CPA®:16 — Global’s newly created operating partnership to an affiliate of the advisor.
The appraised value of CPA®:14’s assets acquired includes the value of investments in real estate adjusted for CPA®:14’s proportional interest in the underlying real estate assets accounted for under the equity method and for noncontrolling interest holders’ share of the value of consolidated real estate assets.
4.	Fair Value and Other Adjustments — Reflects the impact on operations resulting from the fair value adjustments to assets acquired and liabilities assumed as follows:
(a)
Reflects the net decrease in rental income due to the amortization of intangibles for leases acquired that have rents above or below market rates and for the re-computation of the straight-line effect of rents, net of any such amounts included in CPA®:14’s historical results of operations. Above-market and below-market lease intangibles represent amounts allocated from the purchase price of properties acquired and are based on the difference between estimates for market rents at the time of acquisition and contractual rents on the leases assumed, discounted using the tenant’s bond rate.

In connection with the acquisition of properties subject to leases, $187.3 million of the purchase price has been allocated to reflect the value attributable to the assumption of leases with rents in excess of market rates at acquisition. The intangible assets related to the assumption of these above-market leases are amortized as a reduction to rental income over the remaining initial terms of the applicable leases, which range from 1.2 years to 16.8 years. Additionally, $28.6 million of the purchase price has been allocated as deferred rent to reflect the value attributable to the assumption of leases with rents that are below market rates at acquisition. Deferred rent is amortized as an increase to rental income over the extended terms of the applicable leases, or the initial term, if the renewal terms provide for adjustments to market rental rates. These terms range from 2.7 years to 15.7 years.

(b)
Reflects adjustments to recognize interest income from direct financing leases at a constant rate of return, which is determined based on future minimum rents and estimated residual value of the underlying leased properties.

(c)
In connection with the acquisition of properties, costs are allocated to tangible and intangible assets based on their estimated fair values. The value attributed to tangible assets, consisting of land, buildings and site improvements, is determined as if the acquired property were vacant. Intangible assets consist of above-market and below-market lease intangibles and in-place lease values. In-place lease values are amortized over the remaining initial, noncancellable terms of the applicable leases, which range from 1.2 years to 16.8 years. No amortization period for intangibles will exceed the remaining depreciable life of the building.

(d)	The decrease in General and administrative expense represents the elimination of transaction costs expensed by CPA®:14 and of CPA®:14’s directors’ compensation effective as of the date of the Merger.
(e)
Impairment charges of $3.7 million for the year ended December 31, 2010 included in CPA®:14’s historical results of operations as adjusted have been eliminated as the underlying properties have been reflected at their fair value for pro forma purposes.

(f)
Adjustments to equity income reflect proportional shares of adjustments to rental income, interest income from direct financing leases, depreciation and amortization and interest expense related to fair value adjustments to tangible and intangible assets, and mortgage notes payable and changes in the constant rate of return on direct financing leases related to the purchase adjustments on interests in the underlying equity investees. Adjustments to equity income also reflect the elimination of impairment charges of $4.7 million for the year ended December 31, 2010 included in CPA®:14’s historical results of operations as the interests in the underlying equity investees have been reflected at their fair value for pro forma purposes.

(g)
The decrease in interest expense reflects the amortization of the excess of the fair value of the assumed mortgage notes payable over CPA®:14’s carrying value as a non-cash yield adjustment over the remaining terms of the mortgages.

(h)
Adjustments to amounts attributable to noncontrolling interests reflect the noncontrolling interest holders’ proportional shares of adjustments to rental income, interest income from direct financing leases, depreciation and amortization and interest expense related to fair value adjustments to tangible and intangible assets, and mortgage notes payable and changes in the constant rate of return on direct financing leases related to the purchase adjustments on interests in the underlying equity investees.

5.
Line of Credit — The increase to Interest expense is based on CPA®:16 — Global’s borrowing of funds through the establishment of its own credit facility to fund cash elections by CPA®:14 shareholders in the Merger. In accordance with the terms provided for in the credit agreement, loans drawn under the credit agreement will bear interest at a rate per annum equal to the Eurodollar Rate plus 3.25%. At the date of the Merger, the applicable interest rate was 3.5%. The increase in interest expense is also partially attributable to the adjustment of CPA®:14’s mortgage notes payable assumed by CPA®:16 — Global to their estimated fair values, offset by the elimination of charges included in CPA®:14’s results of operations in connection with amortizing financing costs over the terms of the loans, as such unamortized financing costs are written off at acquisition. The excess of the fair value of the assumed mortgage notes payable over CPA®:14’s carrying value is amortized as a non-cash yield adjustment over the remaining lives of the mortgages.

The pro forma increase in interest expense as a result of the acquisition of new debt in the Merger is calculated using the applicable interest rate at the date of the Merger, or 3.5%. A 0.125% increase in the annual interest rate assumed with respect to the debt would have increased pro forma interest expense by approximately $0.4 million for the year ended December 31, 2010.
The increase to interest expense is partially offset by an adjustment to eliminate interest expense related to limited recourse mortgage notes payable that were repaid in order to increase availability under CPA®:16 — Global’s line of credit. Under the terms of the credit agreement, CPA®:16 — Global may borrow up to $320.0 million with an option to request an increase in the facility by an aggregate principal amount of up to $30.0 million for a total credit facility of up to $350.0 million. However, the maximum amount available under the line of credit is limited by the value of unencumbered properties owned by the combined company. In order to increase availability of funds under the line of credit, CPA®:16 — Global repaid existing mortgages totaling $68.5 million after December 31, 2010 but prior to the consummation of the Merger. In addition, after December 31, 2010 but prior to consummation of the Merger, CPA®:14 repaid non-recourse mortgage loans with an aggregate outstanding balance of $49.3 million, including a contribution of $4.9 million to a joint venture to repay its existing debt. Following these mortgage payoffs, the maximum amount available under the line of credit was $312.1 million as of the date of the Merger.

6.
Asset Management Fees — The reduction in asset management and performance fees reflects the amended and restated advisory agreement between CPA®:16 — Global and the advisor, which provides for a reduction in the asset management fee from 1% of the property value of the assets under management to 0.5% and a new requirement for a distribution of 10% of the available cash of our operating partnership to our advisor.

7.	Earnings per share is presented for basic pro forma earnings per share. For pro forma purposes, there are no dilutive securities.
8.
UPREIT Reorganization — On May 2, 2011, CPA®:16 — Global completed an internal reorganization whereby CPA®:16 — Global formed an umbrella partnership real estate investment trust, or UPREIT. In connection with the formation of the UPREIT, CPA®:16 — Global contributed substantially all of its assets and liabilities to a newly formed limited liability company (the “operating partnership”) in exchange for a managing member interest and units of membership interest in the operating partnership, which together represent a 99.985% capital interest. Carey REIT III, Inc., a subsidiary of W. P. Carey, acquired a special membership interest (“Special Interest”) in the operating partnership entitling it to receive certain profit allocations and distributions of cash. As it has control of the operating partnership through its managing members’ interest, CPA®:16 — Global will consolidate the operating partnership in its financial results.

CPA®:16 — Global’s advisory agreements with affiliates of W. P. Carey were amended to give effect to this reorganization and to reflect a revised fee structure. In connection with the issuance of the Special Interest, CPA®:16 — Global will incur a non-cash charge equal to the fair value of the interests issued, which could be a material amount. CPA®:16 — Global has not finalized its determination of the fair value of the Special Interest and, accordingly, such fair value has not been included in the pro forma financial statements. CPA®:16 — Global will record the Special Interest and include related disclosures in its second quarter filing on Form 10-Q in August 2011.